UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Registration No. 333-186706

POST-EFFECTIVE AMENDMENT NO.1 TO

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Bigfoot Project Investments Inc.
(Name of small business issuer in its charter)

Nevada	7822	45-3942184
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Bigfoot Project Investments Inc.
570 El Camino Real NR-150
Redwood City, CA 94063
(415) 518-8494
(Address and telephone number of principal executive offices and principal place of business)

Southwest Business Services, LLC
701 N Green Valley Pkwy
Henderson, NV 89074
(702) 990-3320
(Name, address and telephone number for agent for service)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.      .

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.      .

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer      .     Accelerated filer      .    Non-accelerated filer      .    Smaller reporting company  X .

CALCULATION OF REGISTRATION FEE

Title of Each Class Of Securities To Be Registered	Amount To Be Registered	Proposed Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(1)

New Issue Common stock	30,000,000	$.10	$3,000,000	$409.20

(1) Estimated solely for purposed of calculating the registration fee under Rule 457(a).

(2) Offering price has been arbitrarily determined by the Board of Directors.

REMOVAL FROM REGISTRATION

This Post-Effective Amendment No.1 relates to the Registration Statement on Form S-1, as amended (Exchange Act File No. 333-186706), of Bigfoot Project Investments, Inc., a Nevada Corporation (the “Company” or the “Registrant”), which was filed with the Securities and Exchange Commission on February 15, 2013, and which became effective following applicable amendments, on January 30, 2015 (the “Registration Statement”). The Registration Statement registered 30,000,000 shares of the Company’s $0.001 par value common stock, of which -0- shares were sold. The Company in compliance with the Securities and Exchange Commission Regulation S-K Item 512(a)(3) Undertakings, hereby amends the Registration Statement to deregister all 30,000,000 shares of common stock that remain unsold and will not be sold under the Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to Form S-1 Registration Statement to be signed on its behalf by the Undersigned, thereunto duly authorized, on the 11th day of March, 2016.

Bigfoot Project Investments Inc.

By: /s/ Tom Biscardi

C. Thomas Biscardi, Jr.

CEO, and Director

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities stated on March 11, 2016:

Signature	Title

/s/ Tom Biscardi	Director
C. Thomas Biscardi, Jr.	Chief Executive Officer

/s/ Dennis Kazubowski	Director
Dennis Kazubowski	Acting CFO

/s/ Sara Reynolds	Director
Sara Reynolds	Secretary, Treasurer

/s/ Youssary Kelada, M.D.	Director
Youssary Kelada, M.D.

/s/ TJ Biscardi	Director
C. Thomas Biscardi, III	President